As filed with the Securities and Exchange Commission on August 5, 1998.
                                              Registration No. 333-60177
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                    ---------------------------------------
                                   FORM S-3
                                 AMENDMENT NO. 1
                                      TO
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                    ---------------------------------------
                                EMC CORPORATION
            (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                     04-2680009
(STATE OR OTHER JURISDICTION OF             (IRS EMPLOYER IDENTIFICATION NUMBER)
 INCORPORATION OR ORGANIZATION)

                                     3577
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

               35 PARKWOOD DRIVE, HOPKINTON, MASSACHUSETTS 01748
                                (508) 435-1000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                       --------------------------------
                             PAUL T. DACIER, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                                EMC CORPORATION
                               171 SOUTH STREET
                        HOPKINTON, MASSACHUSETTS 01748
                                (508) 435-1000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   COPY TO:

                             MARILYN FRENCH, ESQ.
                          HUTCHINS, WHEELER & DITTMAR
                          A PROFESSIONAL CORPORATION
                              101 FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110
                                (617) 951-6600

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement.
                       --------------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
 Title of Each Class                       Proposed Maximum    Proposed Maximum
 of Securities to be      Amount to be      Offering Price    Aggregate Offering       Amount of
 Registered                Registered       Per Share (1)          Price (1)        Registration Fee
------------------------------------------------------------------------------------------------------
Common Stock, par           1,107,166
 value $.01 per share        shares         $49.4375           $54,735,520          $16,147
======================================================================================================

(1) Estimated solely for the purpose of computing the registration fee, based upon the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on July 27, 1998 in accordance with Rule 457 under the Securities Act of 1933.
                       ---------------------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
===============================================================================

                  SUBJECT TO COMPLETION, DATED AUGUST 5, 1998

                               1,107,166 SHARES

                                EMC CORPORATION

                                 COMMON STOCK

     This Prospectus relates to the public offering, which is not being underwritten, of up to 1,107,166 shares of Common Stock, par value $0.01 per share (the "Shares"), of EMC Corporation (the "Company" or "EMC"), which may be offered from time to time by certain stockholders of the Company or by donees, transferees, pledgees or other successors in interest that receive such shares as a gift or other non-sale related transfer (the "Selling Stockholders"). The Company will receive no part of the proceeds of such sales. The Shares were originally issued by the Company in connection with two acquisitions. 602,702 of the Shares (the "MCI Shares") were originally issued in connection with the acquisition by a subsidiary of the Company of all the outstanding stock of Management et Conseil en Informatique SA, a French company, and its affiliates (the "MCI Acquisition"). 504,464 of the Shares (the "Millennia Shares") were originally issued in connection with the Company's acquisition of Millennia III, Inc., a Delaware corporation ("Millennia"), by and through the merger of Millennia with and into a wholly-owned subsidiary of the Company (the "Millennia Acquisition"). The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided for in Section 4(2) thereunder. The MCI Shares are being registered by the Company pursuant to a Purchase Agreement dated April 23, 1998 by and among Michel Teman, the Company and the Company's subsidiary, EMC (Benelux) B.V. (the "Purchase Agreement"). The Millennia Shares are being registered by the Company pursuant to the Agreement and Plan of Merger dated as of July 1, 1998 (the "Merger Agreement") by and among the Company, Millennia and the Company's subsidiary, EMC Merger, Inc.

     The Shares may be offered by the Selling Stockholders from time to time in one or more transactions as described under "Plan of Distribution." To the extent required, the number of shares to be sold, the name of the Selling Stockholder(s), the purchase price, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such agent or broker-dealer with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Stockholder(s) from the sale of the shares offered from time to time hereby will be the purchase price of the shares sold less commissions, discounts and other compensation, if any, paid by the Selling Stockholder(s) to any agent or broker-dealer. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. See "Selling Stockholders" and "Plan of Distribution."

     The Company's Common Stock is listed on the New York Stock Exchange under the symbol "EMC." On July 27, 1998, the last sale price of the Company's Common Stock was $50.5625 per share.
                           _________________________

                               SEE "RISK FACTORS"
                          BEGINNING ON PAGE 3 HEREOF.
                           _________________________

     The Securities and Exchange Commission (the "Commission") may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS. ANY  REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                           _________________________

                 THE DATE OF THIS PROSPECTUS IS AUGUST 5, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Common Stock of the Company is listed on the New York Stock Exchange and such information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. The Company has filed the Registration Statement electronically with the Commission via the Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 1-9853) pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

     (1) The description of the Common Stock of the Company on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on March 4, 1988;

     (2) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (3) The Company's definitive Proxy Statement dated March 20, 1998, filed in connection with the Company's 1998 Annual Meeting of Stockholders; and

     (4) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement relating to this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus, to the extent required, and to be a part of this Prospectus from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to Investor Relations, EMC Corporation, 171 South Street, Hopkinton, Massachusetts 01748 or by telephone at (508) 435-1000.

                                  THE COMPANY

     The Company and its subsidiaries design, manufacture, market and support a wide range of enterprise systems and software products and related services for the enterprise storage market worldwide. EMC's products provide solutions for a wide range of customer information storage requirements, from the highest performance mission critical applications to extremely high capacity business support applications. EMC's solutions integrate with major open systems operating systems such as UNIX, Microsoft Corporation's Windows NT and International Business Machines Corporation's ("IBM") OS400 as well as major mainframe operating systems such as IBM's MVS. EMC's products are sold as storage solutions for customers utilizing a variety of computer system platforms, including, but not limited to, IBM and IBM-compatible mainframe, Unisys Corporation, Compagnie des Machines Bull S.A., Hewlett-Packard Company ("HP"), NCR Corporation, Sequent Computer Systems, Inc., Siemens Nixdorf Informationssysteme AG, Silicon Graphics, Inc. and other open systems and mainframe platforms.

     The Company was organized as a Massachusetts corporation in 1979. The Company's corporate headquarters is located at 35 Parkwood Drive, Hopkinton, Massachusetts 01748, and the telephone number is (508) 435-1000.

                                 RISK FACTORS

     This Prospectus and the documents incorporated herein contain certain forward-looking statements within the meaning of the Federal Securities Laws. Actual results could differ materially from those projected in the forward looking statements as a result of certain risk factors, including those set forth below and elsewhere in this Prospectus and the documents incorporated by reference herein. In addition to other information contained or incorporated by reference in this Prospectus, prospective investors should consider carefully the factors listed below in evaluating an investment in the Shares offered hereby.

Uneven Pattern of Quarterly Results
-----------------------------------

     There has been a historic and recurring "hockey stick" pattern of the Company's quarterly sales, by which a disproportionate percentage of a quarter's total sales occur in the last month and weeks and days of each quarter, making prediction of revenues, earnings and working capital for each financial period especially difficult and uncertain and increasing the risk of unanticipated variations in quarterly results and financial condition.

     This pattern of sales is itself believed to be the result of many factors, including the significant size of EMC's average product price in relation to its customers' budgets, resulting in long lead times for customers' budgetary approval, which tends to be given late in a quarter; the tendency of customers to wait until late in a quarter to commit to purchase in the hope of obtaining more favorable pricing from one or more competitors seeking their business; and, at times, seasonal influences, as well as the fourth quarter influence of customers' spending their remaining capital budget authorization prior to new budget constraints in the next year's first quarter.

     The "hockey stick" pattern of the Company's sales also makes it extremely difficult to predict near-term demand and adjust manufacturing capacity accordingly. Substantial variance of orders from the predicted demand may limit the Company's ability to assemble, test and ship orders received in the last weeks and days of each quarter, which could adversely affect quarterly revenues and earnings.

     In addition, revenues in any quarter are substantially dependent on orders booked and shipped in that quarter and the Company's backlog at any particular time is not necessarily indicative of future sales levels. This is because the Company manufactures its products on the basis of its forecast of near-term demand and maintains inventory in advance of receipt of firm orders from customers; orders are generally shipped by the Company shortly after receipt of the order; and customers may reschedule orders with little or no penalty. These are additional factors making the prediction of revenues extremely difficult. Further, any unexpected decline in revenues without a corresponding and timely slowdown in expenses could have a material adverse effect on the Company's business, results of operations or financial condition.

Competition
-----------

     There is strong competition in the computer storage industry. EMC competes with many companies, certain of which have substantially greater financial and technological resources, larger distribution capabilities, earlier access to customers and greater overall customer loyalty than EMC. In the open systems market, the Company's primary competition is provided by systems vendors, including IBM, Sun Microsystems Corporation and Compaq Computer Corporation. In the mainframe market, EMC competes primarily with systems vendors IBM and Hitachi Corporation. In the Company's opinion, the major competitive advantage of the systems vendors is their overall market presence and ability to provide integrated Central Processing Unit, storage and software packages. The Company believes that its major independent storage competitors in the open systems market are Data General Corporation, Symbios, Inc. and MTI Technology Corporation. EMC's business may be adversely affected by the announcement or introduction of new products by its competitors, price reductions of its competitors' equipment or services and the implementation of certain marketing strategies by its competitors. As a significant number of EMC's products are designed to be fully compatible with IBM computers and IBM operating systems, EMC's business could also be adversely affected by modifications in the design or configuration of IBM computer systems.

Pricing
-------

     Competitive pricing pressures exist in the computer storage market, and have had and may in the future have an adverse effect on the Company's revenues and earnings. There also has been and may continue to be a willingness on the part of certain competitors to reduce prices in order to preserve or gain market share, which cannot be foreseen by the Company. The Company believes that pricing pressures are likely to continue.

     To date, the Company has been able to manage its component and product design costs. However, there can be no assurance that the Company will be able to continue to achieve reductions in component and product design costs. The relative and varying rates of product price and component cost declines could have an adverse effect on the Company's earnings.

Dependence on Suppliers
-----------------------

     The Company purchases certain components and products from suppliers who EMC believes are currently the only suppliers of those components or products that meet EMC's requirements. Among the most important components that EMC uses are disk drives and high density memory components ("DRAMs"). The Company currently purchases disk drives and DRAMs from a small number of qualified suppliers. A failure by any supplier of disk drives, high density DRAMs or other components to meet EMC's delivery or quality requirements for an extended period of time could have a material adverse effect on EMC. The Company periodically transitions its product line to new disk drive technologies. These transitions may intensify the above risks. From time to time, because of high industry demand and/or the inability of certain vendors to consistently meet on a timely basis the Company's component quality standards, the Company has experienced delays in deliveries of disk drives and high density DRAMs needed to satisfy orders for its products. The Company is currently working with such vendors to proactively maintain and/or improve component quality standards and also continues to seek alternative sources of supply. If such shortages and/or performance problems were to intensify, the Company could lose some time-sensitive customer orders which could adversely affect quarterly revenues and earnings. The adverse effect of a supplier's failure to meet EMC's requirements may be intensified by the "hockey stick" pattern of the Company's sales and the necessity of meeting critical manufacturing schedules.

New Products
------------

     Technology and user needs change rapidly in the computer storage industry, which requires ongoing technological development and introduction of new products. Sales of the Symmetrix series of products constitute the principal source of revenues for EMC and such sales are expected to continue to be the principal source of its revenues in the near future. EMC expects competition in the sale of storage products to increase, and there can be no assurance that the Symmetrix series of products will continue to achieve market acceptance. Significant delays in EMC's development of new hardware or software technologies would be to the advantage of EMC's competitors. Furthermore, the continued development of new hardware and software technologies for EMC's future generations of products cannot be assured even with significant additional investments.

     Further risks inherent in new product introductions include the uncertainty of price-performance relative to products of competitors, competitors' responses to the introductions, accurate forecasting of customer demand, and the desire by customers to evaluate new, more expensive products for longer periods of time. There can be no assurance that the Company will be able to effectively manage the transitions to new products or new technologies.

Change in Regulations
---------------------

     The Company's business, results of operations and financial condition could be adversely affected if laws, regulations or standards relating to the Company or its products were newly implemented or changed.

Manufacturing Risks
-------------------

     EMC's products operate near the limits of electronic and physical performance and are designed and manufactured with relatively small tolerances. If flaws in design, production, assembly or testing occur on the part of EMC or its suppliers, EMC may experience a rate of failure in its products that results in substantial repair or replacement costs and potential damage to EMC's reputation. Continued improvement in manufacturing capabilities and control of material and manufacturing quality and costs will be critical factors in the future growth of EMC. EMC frequently revises and updates manufacturing and test processes to address engineering and component changes to its products and evaluates the reallocation of manufacturing resources among its facilities. There can be no assurance that EMC's efforts to monitor, develop and implement appropriate test and manufacturing processes for its products, especially the Symmetrix series of products, will be sufficient to permit EMC to avoid a rate of failure in its products that results in substantial delays in shipment, significant repair or replacement costs and potential damage to EMC's reputation, any of which could have a material adverse effect on EMC's operations and ultimately on its financial results.


Indirect Channels of Distribution
---------------------------------

     Since 1996, the Company has derived a significant percentage of its product revenues from reseller and original equipment manufacturer ("OEM") channels. A substantial portion of these reseller and OEM revenues stems from the Company's reseller agreement with HP, of which there is no guaranty of renewal. The Company's financial results could be adversely affected if such contracts were terminated, if the Company's relationship with such resellers or OEMs were to deteriorate or if the financial condition of its resellers and OEMs were to weaken. In addition, as the Company's business grows, the Company may have an increased reliance on indirect channels of distribution. There can be no assurance that the Company will be successful in maintaining or expanding these indirect channels of distribution. If the Company is not successful, the Company may lose certain sales opportunities. Furthermore, the partial reliance on indirect channels of distribution may materially reduce the visibility to management of potential orders.

Alliances
---------

     Many of the Company's products are marketed in conjunction with the products of other vendors, and the Company plans to continue its strategy of developing key alliances. There can be no assurance that the Company will be successful in its ongoing strategic partnerships or that the Company will be able to find further suitable business relationships as it develops new products. Any failure to continue or expand such relationships could have a material adverse effect on the Company's business, financial condition and results of operation.

     There can be no assurance that the Company's distributors and strategic partners, many of which have significantly greater financial and marketing resources than the Company, will not develop and market products in competition with the Company in the future, discontinue their relationships with the Company, or form competing arrangements with the Company's competitors.

International Sales
-------------------

     A substantial portion of the Company's revenues is derived from sales outside the United States. In addition, a substantial portion of the Company's products are manufactured outside of the United States. Accordingly, the Company's future results could be adversely affected by a variety of factors, including changes in foreign currency exchange rates, changes in a specific country's or region's political or economic conditions, trade restrictions, import or export licensing requirements, the overlap of different tax structures or changes in international tax laws, changes in regulatory requirements, compliance with a variety of foreign laws and regulations and longer payment cycles in certain countries.

Management of Growth
--------------------

     The Company has a history of rapid growth. The Company's future operating results will depend on management's ability to manage growth, including, but not limited to, hiring and retaining significant numbers of qualified employees, forecasting revenues, controlling expenses and managing its assets. An unexpected decline in the growth rate of revenues without a corresponding and timely reduction in expense growth or a failure to manage other aspects of growth could have a material adverse effect on the Company's business, results of operations or financial condition.

Dependence upon Key Personnel
-----------------------------

     The Company's continued growth and success depends to a significant extent on the continued service of senior management and other key employees and the hiring of new qualified employees. Competition for highly-skilled personnel is intense in the high technology industry. There can be no assurance that the Company will be successful in continuously recruiting new personnel or in retaining existing personnel. The loss of one or more key employees or the Company's inability to attract additional qualified employees or retain other employees could have a material adverse effect on the Company's business, results of operations or financial condition.

Enforcement of the Company's Intellectual Property Rights
---------------------------------------------------------

     The Company generally relies upon patent, copyright, trademark and trade secret laws and contract rights in the United States and in other countries to establish and maintain its proprietary rights in its technology and products. However, there can be no assurance that any of such proprietary rights of the Company will not be challenged, invalidated or circumvented. In addition, the laws of certain countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. Therefore, there can be no assurance that the Company will be able to adequately protect its proprietary technology against unauthorized third party copying or use, which could adversely affect the Company's competitive position.

     Further, there can be no assurance that the Company will be able to obtain licenses to any technology that it may require to conduct its business or that, if obtainable, such technology can be licensed at a reasonable cost.

     From time to time, the Company receives notices from third parties claiming infringement by the Company's products of third party patent or other intellectual property rights. Responding to any such claim, regardless of its merit, could be time-consuming, result in costly litigation, divert management's attention and resources and cause the Company to incur significant expenses. In the event there is a successful claim of infringement against the Company and the Company fails to develop or license a substitute technology, the Company's business, results of operations or financial condition could be materially adversely affected.

Risks Associated with Future Acquisitions
-----------------------------------------

     As part of its business strategy, the Company may make acquisitions of, or significant investments in, businesses that offer complementary products, services and technologies. Any such future acquisitions or investments would be accompanied by the risks commonly encountered in an acquisition of a business. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the acquired business, the inability of management to maximize the financial and strategic position of the Company through the successful incorporation of acquired personnel and customers, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of any integration of new management personnel. These factors could have a material adverse effect on the Company's business, results of operations or financial condition. The Company expects that the consideration paid for future acquisitions, if any, could be in the form of cash, stock, rights to purchase stock or a combination thereof. Dilution to existing stockholders and to earnings per share may result to the extent that shares of stock or other rights to purchase stock are issued in connection with any such future acquisitions.

Volatility of Stock Price
-------------------------

     The Company's stock price, like that of other technology companies, is subject to significant volatility. The announcement of new products, services or technological innovations by the Company or its competitors, quarterly variations in the Company's results of operations, changes in revenue or earnings estimates by the investment community and speculation in the press or investment community are among the factors affecting the Company's stock price. In addition, the stock price may be affected by general market conditions and domestic and international economic factors unrelated to the Company's performance. Because of these reasons, recent trends should not be considered reliable indicators of future stock prices or financial results.

Year 2000 Issues
----------------

     The Company uses a significant number of computer software programs and operating systems in its product development, financial business systems and administrative functions. To the extent these software applications are unable to appropriately interpret the upcoming calendar year "2000," conversion of such applications will be necessary. The Company has implemented a program to determine whether the Company's systems are "Year 2000" compliant, assess the impact of any non-compliance and make any necessary adjustments. As part of this program, the Company is in the process of making the necessary conversions to its internal software. The Company anticipates that its conversion program will be completed in a timely manner. The Company does not anticipate that the total cost of such program will have a material adverse effect on the Company's business, results of operations or financial condition.

     In addition, the Company has contacted its key suppliers and other key third parties to determine the potential effect of the "Year 2000" issue on such parties. To the extent such third parties are materially adversely affected by the "Year 2000" issue, this could disrupt the Company's operations.

     There can be no assurance that the conversion of the Company's systems will be successful or that the Company's key contractors will have successful conversion programs, and that any such "Year 2000" compliance failures will not have a material adverse effect on the Company's business, results of operations or financial condition.

Foreign Exchange Risk Management
--------------------------------

     As a multinational corporation, the Company is exposed to changes in foreign exchange rates. As the Company's international sales grow as a percentage of total sales, exposure to volatility in exchange rates could have a material adverse impact on the Company's financial results. The Company's risk from exchange rate changes is primarily related to non-dollar denominated sales in Europe and Japan.

     The Company uses foreign currency forward and option contracts to manage the risk of exchange rate fluctuations. The Company uses these derivative instruments to reduce its foreign exchange risk by essentially creating offsetting market exposures. The instruments held by the Company are not leveraged, and are held for purposes other than trading.

     The Company uses forward exchange contracts to hedge its net asset (balance sheet) position, and uses option contracts to hedge a portion of anticipated but not committed cash flows. The value-at-risk, using the variance/covariance model, of the combined foreign exchange position represents a potential one-day loss in earnings estimated to be nine hundred and thirty thousand dollars, at a 95% confidence level, as of December 31, 1997.

     The success of the hedging program depends on forecasts of transaction activity in the various currencies. To the extent that these forecasts are over or understated during periods of currency volatility, the Company could experience unanticipated currency gains or losses.

Interest Rate Risk
------------------

     The Company maintains an investment portfolio consisting of debt securities of various issuers, types and maturities. These securities are generally classified as held to maturity, and consequently are recorded on the balance sheet at amortized cost. A portion of the investments are classified as available for sale. These securities are recorded on the balance sheet at market value, with the unrealized gain or loss recorded through the equity section. These instruments are not leveraged, and are not held for purposes of trading. Due to the relatively short term average maturity of the investment portfolio, a sudden sharp change in interest rates would not have a material adverse effect on the value of the portfolio.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Selling Stockholders" for a list of those persons receiving proceeds from sales of Shares.

                                DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Stock. While subject to periodic review, the current policy of the Board of Directors is to retain all earnings to provide funds for the continued growth of the Company.

                             SELLING STOCKHOLDERS

     The following table sets forth, as of the date of this Prospectus, the name of each of the Selling Stockholders, the number of Shares that each such Selling Stockholder owns as of such date, the number of Shares owned by each Selling Stockholder that may be offered for sale from time to time by this Prospectus, and the number of Shares to be held by each such Selling Stockholder assuming the sale of all of the Shares offered hereby. Except as indicated below, none of the Selling Stockholders has had a material relationship with the Company or any of its affiliates within the past three years. The Company may amend or supplement this Prospectus from time to time to update the disclosure set forth herein.


                               MCI SHARES            MILLENNIA SHARES
                              BENEFICIALLY             BENEFICIALLY                                           SHARES
                                  OWNED                   OWNED                                             BENEFICIALLY
                                PRIOR TO                 PRIOR TO              SHARES WHICH                  OWNED AFTER
                             OFFERING(1)(2)           OFFERING(1)(3)            MAY BE SOLD                 OFFERING(1)(4)
                            ------------------      ------------------           PURSUANT TO           -----------------------
SELLING STOCKHOLDER(S)      NUMBER     PERCENT      NUMBER     PERCENT      THIS PROSPECTUS(2)(3)      NUMBER         PERCENT
----------------------      ------     -------      ------     -------     ----------------------      ------         --------

Michel Teman                 602,702      *            N/A      N/A                602,702                --             *
Vincent Mullineaux              N/A      N/A         168,944     *                 168,944                --             *
Cynthia Nickless                N/A      N/A         121,626     *                 121,626                --             *
Craig Mengel                    N/A      N/A          60,788     *                  60,788                --             *
Michael Kerford-Byrnes          N/A      N/A          40,559     *                  40,559                --             *
Clifford Smith                  N/A      N/A          40,559     *                  40,559                --             *
Sean Colletto                   N/A      N/A          15,891     *                  15,891                --             *
Fred Del Gaudio                 N/A      N/A          41,215     *                  41,215                --             *
Patrick Riley                   N/A      N/A          14,882     *                  14,882                --             *
--------------------

*    Less than 1.0% of the Company's outstanding Common Stock.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this Prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2) With respect to the MCI Shares, includes 270,272 shares of Common Stock beneficially owned by the Selling Stockholder which are subject to the terms of a lock-up agreement. Also includes 89,190 shares of Common Stock which have been deposited in escrow pursuant to the Purchase Agreement to secure the indemnification obligations of such Selling Stockholder. Also includes 243,240 shares of Common Stock held in escrow and to be released upon the attainment of certain conditions.

(3) With respect to the Millennia Shares, includes an aggregate of 302,678 shares of Common Stock beneficially owned by the Selling Stockholders that have been deposited in escrow pursuant to the Merger Agreement to secure the respective indemnification obligations of the Selling Stockholders thereunder. Each Selling Stockholder has deposited approximately 60% of his or her Millennia Shares into escrow.

(4) Assumes that each Selling Stockholder will sell all of the Shares set forth above under "Shares Which May Be Sold Pursuant to This Prospectus". There can be no assurance that the Selling Stockholders will sell all or any of the Shares offered hereunder.

(5) In connection with the MCI Acquisition and the Millennia Acquisition each of the Selling Stockholders became employees of certain of the Company's subsidiaries. Each of Messrs. Mullineaux and Teman became Directors and officers of certain of the Company's subsidiaries.

                              PLAN OF DISTRIBUTION

     The Shares covered by this Prospectus may be offered and sold from time to time by the Selling Stockholders, including donees, transferees, pledgees or other successors in interest that receive such Shares as a gift or other non-sale related transfer. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholders may sell the Shares being offered hereby on the New York Stock Exchange, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The Shares may be sold by one or more of the following means of distribution:
(a) a block trade in which the broker-dealer so engaged will attempt to sell Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;
(c) an over-the-counter distribution in accordance with the rules of the New York Stock Exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company's Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the Company's Common Stock short and redeliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered hereby, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     A Selling Stockholder may from time to time pledge all or a part of the Shares held by such Selling Stockholder to one or more banks, brokerage houses or other lenders as collateral for loans to such Selling Stockholder. In the event of a default by a Selling Stockholder on a loan which is secured by the pledge of Shares, the lender may sell, or cause the Selling Stockholder to sell on the lender's behalf, the pledged Shares pursuant to the registration statement of which this Prospectus forms a part through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the lender, the Selling Stockholder and/or the purchasers of Shares for whom them may act as agent.

     In effecting sales, brokers, dealers or agents engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

     In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Company has advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, the Company will make copies of this Prospectus available to the Selling Stockholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. There can be no assurance that the Selling Stockholders will sell all or any of the Shares.

     The Company has agreed with certain of the Selling Stockholders to keep the Registration Statement of which this Prospectus constitutes a part effective until one year following release of all Millennia Shares held in escrow.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts, counsel to the Company.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997 appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE BY THIS PROSPECTUS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING STOCKHOLDER OR BY ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF OR OFFER TO SELL THE SHARES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



                            ______________________







                               TABLE OF CONTENTS

                                                   PAGE
                                                   ----
Available Information.............................  2
Incorporation of Certain Documents By Reference...  2
The Company.......................................  3
Risk Factors......................................  3
Use of Proceeds...................................  7
Selling Stockholders..............................  7
Plan of Distribution..............................  8
Legal Matters.....................................  9
Experts...........................................  9


                                EMC CORPORATION

                               1,107,166 SHARES

                                      OF

                                 COMMON STOCK

                                  PROSPECTUS

                                AUGUST 5, 1998

                                    PART II
                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The Company will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.

     SEC registration fee....................   $16,147
     New York Stock Exchange Listing Fee.....     1,900
     Legal fees and expenses.................     3,500
     Printing fees and expenses..............       500
     Miscellaneous expenses..................       200
                                                -------
     Total...................................   $22,247

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 7 of the By-laws of the Registrant, the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers, or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgements, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her being or having been such a director or officer, except with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant (any person serving another organization in one or more of the indicated capacities at the request of the Registrant who shall have acted in good faith in the reasonable belief that his or her action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the Registrant) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Registrant in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the Registrant if it is ultimately determined that indemnification for such expenses is not authorized under such Section 7. The right of indemnification provided by such Section 7 is not to be exclusive of or affect any rights to which any director or officer may be entitled. As used in such Section 7, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in such Section 7 shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

ITEM 16. EXHIBITS

 3.1 Articles of Organization, as amended. Incorporated by reference from Registration Statement on Form S-1 of the Registrant filed February 26, 1986, as amended (File No. 33-3656), from Registration Statement on Form S-1 of the Registrant, as amended (File No. 33-17218), from the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993 (File No. 0-14367), from the Registration Statement on Form S-1 of the Registrant, as amended (File No. 33-67224), from the Registrant's Report on Form 8-K dated November 19, 1993 and from the Registrant's Report on Form 8-K filed May 26, 1995.

 3.2* Bylaws, as amended.

 5.1* Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1* Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2  Consent of Counsel (included in Exhibit 5.1).

24.1  Power of Attorney (included on page II-3).

ITEM 17. UNDERTAKINGS

     A.   UNDERTAKING PURSUANT TO RULE 415

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE AND ANNUAL AND QUARTERLY REPORTS

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     C.   UNDERTAKING IN RESPECT OF INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Commonwealth of Massachusetts, on this 4th of August, 1998.
                                EMC CORPORATION

                                By: /s/ Colin G. Patteson
                                   ------------------------------------------
                                   Colin G. Patteson
                                   Senior Vice President,
                                   Chief Administrative Officer
                                   and Treasurer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS THAT each person whose signature appears below severally constitutes and appoints Colin G. Patteson, William J. Teuber, Jr. and Paul T. Dacier, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                           TITLE                              DATE
----------------------------------------------------------------------------------------------------------------
/s/ Richard J. Egan
----------------------------------           Chairman of the Board of Directors                 August 4, 1998
RICHARD J. EGAN                              (Principal Executive Officer)

/s/ Michael C. Ruettgers
----------------------------------           President and Chief Executive Officer and          August 4, 1998
MICHAEL C. RUETTGERS                         Director

/s/ Colin G. Patteson                        Senior Vice President, Chief
----------------------------------           Administrative Officer and Treasurer               August 4, 1998
COLIN G. PATTESON                            (Principal Financial Officer)

/s/ William J. Teuber, Jr.
----------------------------------           Vice President and Chief Financial Officer         August 4, 1998
WILLIAM J. TEUBER, JR.                       (Principal Accounting Officer)

/s/ Michael J. Cronin
----------------------------------           Director                                           August 4, 1998
MICHAEL J. CRONIN

/s/ John R. Cunningham
----------------------------------           Director                                           August 4, 1998
JOHN R. CUNNINGHAM

/s/ John R. Egan
----------------------------------           Director                                           August 4, 1998
JOHN R. EGAN

/s/ Maureen E. Egan
----------------------------------           Director                                           August 4, 1998
MAUREEN E. EGAN



                SIGNATURE                                           TITLE                              DATE

/s/ W. Paul Fitzgerald
----------------------------------           Director                                           August 4, 1998
W. PAUL FITZGERALD

/s/ Joseph F. Oliveri
----------------------------------           Director                                           August 4, 1998
JOSEPH F. OLIVERI

INDEX TO EXHIBITS

  3.1 Articles of Organization, as amended. Incorporated by reference from Registration Statement on Form S-1 of the Registrant filed February 26, 1986, as amended (File No. 33-3656), from Registration Statement on Form S-1 of the Registrant, as amended (File No. 33-17218), from the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993 (File No. 0-14367), from the Registration Statement on Form S-1 of the Registrant, as amended (File No. 33-67224), from the Registrant's Report on Form 8-K dated November 19, 1993 and from the Registrant's Report on Form 8-K filed May 26, 1995.

  3.2*     Bylaws, as amended.

  5.1*     Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.

 23.1*     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

 23.2      Consent of Counsel (included in Exhibit 5.1).

 24.1      Power of Attorney (included on page II-3).

____________
* Previously filed.